UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 16, 2013

THE STANDARD REGISTER COMPANY
(Exact name of Registrant as specified in its charter)

OHIO	0-01097	31-0455440
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

600 ALBANY STREET, DAYTON OHIO	45417
(Address of principal executive offices)	(Zip code)
(937) 443-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events
This Current Report on Form 8-K is being filed to reflect certain retrospective revisions that have been made to the consolidated financial statements of The Standard Register Company (the “Company”) that were previously contained in its Annual Report on Form 10-K for the year ended December 30, 2012 (the “2012 Form 10-K”) to reflect a change in accounting principle, a reverse stock split, and adoption of accounting pronouncements by the Company.
As previously reported in the Company’s Quarterly Report on Form 10-Q for the period ended September 29, 2013, during the third quarter of 2013 we elected to change our method of accounting for recognizing expense for our defined benefit pension plans. Previously, we recognized pension actuarial gains and losses in Accumulated Other Comprehensive Income (Loss), a component of Shareholders’ Equity. The net actuarial gains and losses in excess of 10% of the greater of a calculated market-related value of plan assets or the plan's projected benefit obligations (the "corridor") were then amortized to expense each quarter in our Statements of Income using the average remaining service period of active plan participants. The market-related value of plan assets smoothed asset gains and losses over a five-year period and was previously used to calculate the expected return on assets component of pension expense.
Under the new method of accounting, referred to as mark-to-market (MTM), we will recognize gains and losses in excess of the corridor annually, in the fourth quarter of each fiscal year, resulting from changes in actuarial assumptions and the differences between actual and expected returns on plan assets and discount rates. Any interim remeasurements triggered by a curtailment, settlement, or significant plan change will be recognized as an MTM adjustment in the period in which it occurs. The remaining components of pension expense, interest cost and the expected return on plan assets, will be recorded on a quarterly basis as ongoing pension expense. The change in accounting method has been reported through retrospective application of the new method to all periods presented in Exhibit 99.1.
As reported in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2013, on April 25, 2013, our shareholders approved a 1-for-5 reverse stock split of our outstanding shares of Common and Class A Stock that became effective May 9, 2013. All references to shares of common stock and per share data for all periods presented in Exhibit 99.1 have been adjusted to reflect the reverse stock split on a retroactive basis.
The retrospective revisions to the 2012 Form 10-K also reflect the presentation guidance for comprehensive income adopted in the first quarter of fiscal 2013.
The Company has updated and revised the following items that were contained in the 2012 Form 10-K to reflect the retrospective revisions discussed above:

•	Item 5. Market for the Standard Register Company's Common Stock, Related Shareholder Matters, and Purchases of Equity Securities

•	Item 6: Selected Financial Data

•	Item 7: Management's Discussion and Analysis of Financial Condition and Results of Operations, and

•	Item 8: Financial Statements.
Revisions to the 2012 Form 10-K included in this Current Report on Form 8-K as noted above supersede the corresponding portions of the 2012 Form 10-K. All other information in the 2012 Form 10-K remains unchanged. This Current Report does not modify or update the disclosures therein in any way, nor does it reflect any subsequent information or events, other than as required to reflect the changes described above. This Current Report on Form 8-K, including the exhibits, should be read in conjunction with the 2012 Form 10-K and the Company’s subsequent SEC filings.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed as part of this current report:

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Updates to the Company’s Annual Report on Form 10-K as of December 30, 2012
Item 5. Market for the Standard Register Company's Common Stock, Related Shareholder Matters, and Purchases of Equity Securities
Item 6. Selected Financial Data
Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations
Item 8. Financial Statements

101	Financial Statements and Notes to Consolidated Financial Statements formatted in XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Standard Register Company

Date: December 16, 2013	By:	/s/ Robert M. Ginnan
Robert M. Ginnan
Executive Vice President,Treasurer, Chief Financial Officer, and Chief Accounting Officer